Exhibit 99.1

Phoenix Motor Inc. Announces First Quarter 2023 Financial Results

Anaheim, California (May 15, 2023) – Phoenix Motor Inc. (Nasdaq: PEV) (“Company” or “Phoenix”), a leader in manufacturing of all-electric, medium-duty vehicles, today reported financial and operational results for the first quarter of 2023.

First Quarter 2023 Financial Highlights

•	Net revenues increased 165.4% to $1.8 million, compared to $0.7 million in Q1 2022, driven by a significant increase in the number of delivered EV units.
•	Gross profits increased 44.1% to $0.2 million, compared to $0.1 million in Q1 2022.
•	Net loss was $2.8 million, compared to net loss of $2.3 million in Q1 2022.

Recent Company Highlights

•	In May, Phoenix debuted its ‘Phoenix Exchange’ swappable battery system, which offers the ability to ‘swap’ a 90-kWh battery for another fully charged battery in under one minute. This technology provides “unlimited mile range” for active fleets and last mile delivery.
•	Phoenix and Matthews Specialty Vehicles signed a Memorandum of Understanding in March, to jointly build and deploy Class 4 electric specialty vehicles for commercial applications.
•	Phoenix announced in March, that it is now a qualified manufacturer for the commercial clean vehicle credit under the Inflation Reduction Act.
•	In January, Phoenix and Fermata Energy announced the signing of an Equipment Testing Agreement, to pair Fermata’s V2X bidirectional chargers and AI-driven software platforms with Phoenix’s zero emission drive systems.

“The commencement of production and deliveries of our fourth-generation vehicles during the summer of 2023, is expected to be an exciting milestone for Phoenix,” the Company’s CEO, Dr. Lance Zhou commented. “We are executing on time and on budget and have built a strong order book for our Gen 4 vehicles. Our latest vehicle development provides a number of advantages compared with prior generations, such as lower costs and the ability to achieve mass production and is the bridge to our Gen 5 ground-up chassis vehicles, which will enable the Company to achieve chassis independence, and is expected to begin production and sales during 2024.”

Start of Production of Gen 4 Vehicles this Summer

Phoenix remains on target to achieve SOP (start of production) of its fourth-generation vehicles for the medium-duty EV market, during this summer. The Gen 4 development will provide several advantages versus our current Gen 3 models, specifically:

•	Asset Light Business Model: Gen 4 will mark the deployment of the Company’s “asset light” business model both upstream and downstream. Upstream, Phoenix will leverage its strategic partnerships with R&D partners and engineering suppliers to more efficiently and quickly develop its product line. Downstream, Phoenix is partnering with both customers and third party manufacturers to develop manufacturing and assembly facilities at strategic locations around the country.
•	Scale: The Company anticipates efficient scaling of its production, utilizing customer and third-party assembly facilities. Phoenix is reconfiguring its current Anaheim manufacturing facility to increase production capacity and to utilize it as a showcase facility and training center to ensure its processes and procedures are standardized across its entire partner-operated production network.
•	Reduced Costs: Gen 4 is expected to achieve lower production and materials costs compared to Gen 3 vehicles, benefiting from standardization of processes and procedures, as well as components and sub-assemblies—a benefit which will carry over to Gen 5 production as well.
•	Battery Supply: The Company expects it will benefit from its recent partnership with CATL for the long-term strategic supply of K-Packs and related products for its Gen 4 electric vehicles.

Gen 5 Will Offer Chassis Independence in 2024

Design, development and production planning for Phoenix’s Gen 5 vehicles will leverage on Phoenix’s experience and benefit from the development of its Gen 4 line of vehicles. Unique highlights of Gen 5 are expected to include:

•	Ground-up Chassis Design: The Company will be producing its own ground up, purpose-built chassis in 2024.
•	Chassis Independence: The development of Gen 5 will provide Phoenix with chassis independence, overcoming one of the major impediments facing the industry.
•	Lower Costs: Phoenix should be able to produce its chassis for far less than the cost it is paying to acquire chassis today.
•	Increased Design Flexibility and Customer Satisfaction: Phoenix’s ground up chassis will enable it to customize vehicle designs to meet specialized needs, while maintaining standardized processes and procedures, increasing the Company’s capacity to accommodate customer requirements and meet the evolving needs of the transforming electric vehicle market.

Conference Call Information

Phoenix Motor will host a conference call today at 5:00 PM ET to discuss these results. Interested investors and other parties may access a live webcast of the conference call which will be available on the Events and Presentations page on the Investor Relations section of Phoenix’s website at https://phoenixmotorcars.com/investor-relations/events-and-presentations/default.aspx. The call can also be accessed live via telephone by dialing (888) 660-6373 or for international callers (929) 203-1975 and referencing Phoenix Motorcars.

An archive of the webcast will be available after the call on the Events and Presentations page on the Investor Relations section of Phoenix’s website, along with Company’s earnings press release.

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and light and medium duty EVs and sells electric forklifts and electric vehicle chargers for the commercial and residential markets. Phoenix operates two primary brands, “Phoenix Motorcars”, which is focused on commercial products including medium duty EVs (shuttle buses, school buses, municipal transit vehicles and delivery trucks, among others), electric vehicle chargers and electric forklifts, and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. For more information, please visit: www.phoenixmotorcars.com.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. No assurance can be given that the net proceeds of the Offering will be used as indicated. Forward-looking statements are no guarantee of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s ability to convert concept trucks and vans into production and sales; the Company’s product development timeline and expected start of production; development of competitive trucks and vans manufactured and sold by the Company’s competitors and major industry vehicle companies; the Company’s ability to scale in a cost-effective manner; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the Company’s financial and business performance; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of its business model; expectations regarding the Company’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and other risks contained in the Offering prospectus and reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, including those set forth in the Risk Factors section of the Company's registration statement and Offering prospectus, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Investor Relations Contacts:
Mark Hastings, Senior Vice President & Head of Investor Relations
PhoenixIR@icrinc.com

PHOENIX MOTOR INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$133	$139
Accounts receivable, net	1,525	1,510
Inventories	3,522	4,560
Prepaid expenses and other current assets	1,224	1,344
Amount due from a related party	168	168
Total current assets	6,572	7,721
Restricted cash, noncurrent	250	250
Property and equipment, net	2,306	2,492
Security deposit	208	208
Right-of-use assets	3,611	3,797
Net investment in leases	217	—
Intangible assets, net	1,549	1,704
Goodwill	4,271	4,271
Total assets	$18,984	$20,443

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,475	$1,359
Accrued liabilities	557	650
Advance from customers	1,452	1,230
Deferred income	493	503
Warranty reserve	322	325
Lease liabilities - current portion	740	719
Long-term borrowing, current portion	3	3
Total current liabilities	5,042	4,789
Lease liabilities - non-current portion	3,031	3,225
Long-term borrowings	144	147
Total liabilities	8,217	8,161

Commitments and contingencies (Note 10)

Equity:
Common stocks, par $0.0004, 450,000,000 shares authorized, 21,181,924 and 20,277,046 shares issued and outstanding as of March 31, 2023, and December 31, 2022, respectively*	8	8
Additional paid-in capital	42,099	40,836
Accumulated deficit	(31,340)	(28,562)
Total stockholders’ equity	10,767	12,282
Total liabilities and stockholders’ equity	$18,984	$20,443

*	The shares are presented on a retrospective basis to reflect the Company’s stock split (Note 7)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PHOENIX MOTOR INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

	Three months ended	Three months ended
	March 31, 2023	March 31, 2022
Net revenues	$1,781	$671
Cost of revenues	1,608	551
Gross profit:	173	120
Operating expenses:
Selling, general and administrative	3,846	3,023
Operating loss	(3,673)	(2,903)

Other income (expense):
Interest income (expense), net	1	(2)
Gain on sales-type leases	99	—
Others	795	585
Total other income, net	895	583
Loss before income taxes	(2,778)	(2,320)
Income tax provision	—	(2)
Net loss	$(2,778)	$(2,322)

Net loss per share of common stock:
Basic and Diluted	$(0.13)	(0.13)
Weighted average shares outstanding*	20,823,622	17,500,000

*	The shares are presented on a retrospective basis to reflect the Company’s stock split (Note 7)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PHOENIX MOTOR INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Month ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	(2,778)	(2,322)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	355	427
Gain on sales-type leases	(99)	—
Reversal of doubtful accounts	(25)	—
Provision for inventories	80	—
Forgiveness of PPP loan	—	(586)
Stock-based compensation expenses	109	63
Warranty reserve	(3)	(6)
Amortization of right-of-use assets	280	—
Changes in operating assets and liabilities:
Accounts receivable	10	345
Inventories	795	(442)
Prepaid expenses and other assets	222	(253)
Accounts payable	116	442
Accrued liabilities	(93)	(169)
Deferred revenue	(10)	(157)
Advance from customers	222	50
Lease liabilities	(267)	—
Amount due from a related party	—	(84)
Net cash used in operating activities	(1,086)	(2,692)

Cash flows from investing activities:
Purchase of property and equipment	(71)	—
Net cash used in investing activities	(71)	—

Cash flows from financing activities:
Repayment of borrowings	(3)	(3)
Proceeds from related party	—	78
Proceeds received from standby equity purchase agreement	1,154	—
Net cash generated from financing activities	1,151	75

Decrease in cash, cash equivalents and restricted cash	(6)	(2,617)
Cash, cash equivalents and restricted cash at beginning of the period	389	2,683
Cash, cash equivalents and restricted cash at end of the period	383	66

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	133	66
Restricted cash	250	—
Total cash, cash equivalents, and restricted cash	383	66

Supplemental cash flow information:
Income tax paid	—	6
Non-cash investing activities:
Inventories transferred to property and equipment	163	35

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.